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                       SECURITIES AND EXCHANGE COMMISSION

                                 Washington D.C.

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                                  June 19, 2001
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                Date of Report (Date of earliest event reported)


                     COMMUNICATION INTELLIGENCE CORPORATION
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               (Exact name of registrant as specified in its charter)


                                      Delaware
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                   (State or other jurisdiction of incorporation)


        0-19301                                   94-2790442
---------------------------------     -----------------------------------
(Commission file number)              (IRS employer identification number)


            275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065
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                    (Address of principal executive offices)

                                 (650) 802-7888
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.


         On June 19, 2001, Communication Intelligence Corporation (the "Company") consummated a three-year $3 million financing (the "Loan") with a charitable remainder annuity trust (the "Trust"), of which Philip S. Sassower, the Company's Chairman of the Board, is the trustee. The proceeds of the Loan were used to refinance $1,500,000 of indebtedness currently outstanding to the Trust pursuant to a prior loan and for working capital purposes.


         The Loan bears interest at the rate of 2% over the prime rate publicly announced by Citibank from time to time, and is due June 18, 2004. The Loan may be pre-paid by the Company in whole or in part at any time without penalty, subject to the right of the Trust to convert the outstanding principal amount of the Loan into shares of common stock. Pursuant to the terms of the Loan, the Trust has the option, at any time prior to maturity, to convert all or any portion of the outstanding principal amount of the Loan into shares of common stock of the Company at a conversion price of $2.00 per share, subject to adjustment upon the occurrence of certain events. If, prior to maturity of the Loan, the Company consummates one or more financings providing $5 million or more in gross proceeds, the Company is required to apply 50% of the proceeds in excess of $5 million to the then outstanding principal amount of the Loan. The Loan is secured by a first priority security interest in and lien on all of the Company's assets as now owned or hereafter acquired by the Company.


         In connection with the Loan, the Company entered into a registration rights agreement with the Trust which obligates the Company to file a registration statement with the Securities and Exchange Commission covering the sale of the shares of the Company's common stock issuable upon conversion of the Loan if it receives a demand by the holder of the Loan to do so, and to use its reasonable best efforts to cause such registration statement to become effective.


         For a more complete description of the terms of the Loan and the agreements entered into by the Company in connection with the Loan, see the convertible note made by the Company and filed as Exhibit 10.1 hereto, the second amended and restated security agreement entered into by the Company and filed as Exhibit 10.2 hereto and the registration rights agreement entered into by the Company and filed as Exhibit 10.3 hereto, each of which are incorporated by reference herein.




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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


(c) EXHIBITS. The following documents are being filed by the Company as exhibits to this report.


Exhibits
--------

  10.1 Convertible Note, dated June 19, 2001, made by the Company in favor of the Trust.

  10.2 Second Amended and Restated Security Agreement, dated June 19, 2001, by and among the Company, CIC Acquisition Corp., CICI Limited and the Trust.

  10.3 Registration Rights Agreement, dated June 19, 2001, between the Company and the Trust.

  99.1     Press release of the Company dated June 21, 2001.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     June 22, 2001


                                        COMMUNICATION INTELLIGENCE CORPORATION
                                        --------------------------------------
                                                       (Registrant)


                                        By:  /s/ Marjorie Bailey
                                           ------------------------------------
                                           Marjorie Bailey
                                           Chief Financial Officer





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                                  EXHIBIT INDEX


Exhibit No.        Document
-----------        --------

   10.1 Convertible Note, dated June 19, 2001, made by the Company in favor of the Trust.

   10.2 Second Amended and Restated Security Agreement, dated June 19, 2001, by and among the Company, CIC Acquisition Corp., CICI Limited and the Trust.

   10.3 Registration Rights Agreement, dated June 19, 2001, between the Company and the Trust.

   99.1     Press release of the Company dated June 21, 2001.





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